GLOBAL WATER SOLUTIONS, INC.

               1998 INCENTIVE STOCK PLAN


     1. Purpose.  The GLOBAL WATER SOLUTIONS, INC. 1998
Incentive  Stock  Plan  (the  "Plan")  is  intended  to
provide incentives which will attract and retain highly
competent  persons as officers, directors and employees
of   GLOBAL  WATER  SOLUTIONS,  INC.  and  any  of  its
subsidiaries   (the  "Company"),  by   providing   them
opportunities to acquire shares of Common Stock of  the
Company   ("Common  Shares")  or  to  receive  monetary
payments based on the value of such shares pursuant to the Awards described herein.

      2. Administration.  The Plan will be administered
by   the   Compensation  Committee  (the   "Committee")
appointed by the Board of Directors of the Company from
among  its  members provided, however, that if  and  as
long   as  Common  Shares  are  registered  under   the
Securities  Exchange  Act  of  1934,  members  of   the
Committee must qualify as non-employee directors within
the  meaning  of  Rule  16b-3  of  the  Securities  and
Exchange  Act of 1934, as amended, and, to  the  extent
necessary,  Internal Revenue Code Section 162(m).   The
Committee  is authorized, subject to the provisions  of
the Plan, to establish such rules and regulations as it
deems  necessary for the proper administration  of  the
Plan    and    to   make   such   determinations    and
interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

      3.   Participants.  Participants will consist  of
such officers, directors, employees and consultants  of
the  Company,  as the Committee in its sole  discretion
determines  to  be  significantly responsible  for  the
success  and  future  growth and profitability  of  the
Company and whom the Committee may designate from  time
to  time to receive Awards under the Plan.  Designation
of  a  participant in any year shall  not  require  the
Committee to designate such person to receive an  Award
in  any other year or, once designated, to receive  the
same  type  or  amount  of  Award  as  granted  to  the
participant in any year.  The Committee shall  consider
such   factors  as  it  deems  pertinent  in  selecting
participants and in determining the type and amount of their respective Awards.

      4. Types of Awards. Awards under the Plan may be granted in any one or a combination of (a) Stock
Options,  (b)  Stock  Appreciation  Rights,  (c)  Stock
Awards,  (d)  Performance Shares, and  (e)  Performance
Units, all as described below (collectively "Awards").

      5.  Shares  Reserved under the  Plan.   There  is
hereby   reserved  for  issuance  under  the  Plan   an
aggregate  of  One Million (1,000,000)  Common  Shares,
which  may  be  authorized but  unissued  shares.   Any
shares  subject  to  any form of  Award  hereunder  may
thereafter be subject to new Awards under this Plan  if
there  is  a lapse, expiration or termination  of  such
Awards  prior to issuance of the shares or the  payment
of  the  equivalent or if shares are issued under  such
Stock  Options or Stock Appreciation Rights or as Stock
Awards,  and  thereafter are reacquired by the  Company
pursuant  to  rights  reserved  by  the  Company   upon
issuance thereof.

      6. Stock Options.  Stock Options will consist  of
awards  from  the Company, in the form  of  agreements,
which  will  enable the holder to purchase  a  specific
number  of Common Shares, at set terms and at  a  fixed
purchase price.  Stock Options may be "incentive  stock
options"  within the meaning of Internal  Revenue  Code
Section  422  ("Incentive  Stock  Options")  or   Stock
Options which do not constitute Incentive Stock Options
("Nonqualified  Stock Options").   The  Committee  will
have  the authority to grant to any participant one  or
more   Incentive  Stock  Options,  Nonqualified   Stock
Options,  or both types of Stock Options (in each  case
with or without Stock Appreciation Rights).  Each Stock
Option  shall  be subject to such terms and  conditions
consistent  with the Plan as the Committee  may  impose
from   time   to   time,  subject  to   the   following
limitations:

            (a)  Exercise  Price.   Each  Stock  Option
granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant provided, however, that the per-share exercise price for Incentive Stock Options shall not be less than 100% of the Fair Market Value of the Common Shares on the date the option is granted and provided further that the per-share exercise price for Nonqualified
Stock  Options shall not be less than 85% of  the  Fair
Market Value of the Common Shares on the date the option is granted.

           (b)  Payment of Exercise Price.  The  option
exercise  price  may  be  paid  by  check  or,  in  the
discretion  of  the  Committee,  by  the  delivery  (or
certification  of ownership) of Common  Shares  of  the
Company   then  owned  by  the  participant;  provided,
however,  that  option  agreements  may  provide   that
payment  of  the exercise price by delivery  of  Common
Shares of the Company then owned by the participant may
be  made  only  if such payment does not  result  in  a
charge to earnings for financial accounting purposes as
determined by the Committee.  In the discretion of  the
Committee, if Common Shares are readily tradeable on  a
national securities exchange or other market system  at
the  time of option exercise, payment may also be  made
by  delivering a properly executed exercise  notice  to
the   Company  together  with  a  copy  of  irrevocable
instructions  to  a broker to deliver promptly  to  the
Company the amount of sale or loan proceeds to pay  the
exercise  price.   To  facilitate  the  foregoing,  the
Company may enter into agreements for coordinated procedures with one or more brokerage firms.

           (c)  Exercise Period.  Stock Options granted
under the Plan shall be exercisable at such times and subject to such terms and conditions as shall be determined by the Committee. In addition, Nonqualified stock Options shall not be exercisable later than fifteen (15) years after the date they are granted and Incentive Stock Options shall not be exercised later than ten (10) years after the date they are granted.
All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option at the date of grant.

           (d)  Limitations on Incentive Stock Options.
Incentive  Stock  Options  may  be  granted   only   to
participants who are employees of the Company or one of
its   subsidiaries  (within  the  meaning  of  Internal
Revenue Code Section 424(f)) at the date of grant.  The
aggregate Fair Market Value (determined as of the  time
the  option  is  granted)  of the  Common  Shares  with
respect   to   which   Incentive  Stock   Options   are
exercisable for the first time by a participant during any calendar year (under all option plans of the Company) shall not exceed $100,000. Incentive Stock
Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Shares on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five (5) years from the date of grant of such option.

            (e)  Redesignation  as  Nonqualified  Stock
Options.    Options  designated  as  "Incentive   Stock
Options" that fail to continue to meet the requirements
of   Internal  Revenue  Code  Section  422   shall   be
redesignated as Nonqualified Options for federal income tax purposes automatically without further action by the Committee on the date of such failure to continue to meet the requirements of Section 422 of the Code.

           (f)  Limitation of Rights  in  Shares.   The
recipient of Stock Option shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the shares subject thereto except to the extent that the Stock Option shall have been exercised and, in addition, a certificate shall have been issued and delivered to the participant.

      7. Stock Appreciation Rights.  The Committee may,
in  its discretion, grant Stock Appreciation Rights  to
the holders of any Stock Options granted hereunder.  In
addition,  Stock  Appreciation Rights  may  be  granted
independently of and without relation to options.  Each
Stock Appreciation Right shall be subject to such terms
and   conditions  consistent  with  the  Plan  as   the
Committee shall impose from time to time, including the following:

           (a) A Stock Appreciation Right relating to a
Nonqualified Stock Option may be made part of such option at the time of its grant or at any time thereafter up to six months prior to its expiration, and a Stock Appreciation Right relating to an Incentive
Stock Option may be made part of such option only at the time of its grant.

            (b)  Each  Stock  Appreciation  Right  will
entitle the holder to elect to receive the appreciation
in  the Fair Market Value of the shares subject thereto
up  to the date the right is exercised.  In the case of
a  right  issued  in relation to a Stock  Option,  such
appreciation shall be measured from not less  than  the
option  price  and  in  the  case  of  a  right  issued
independently  of  any Stock Option, such  appreciation
shall  be  measured from not less than 85% of the  Fair
Market Value of the Common Shares on the date the right
is granted.  Payment of such appreciation shall be made
in  cash or in Common Shares, or a combination thereof,
as  set  forth  in the Award, but no Stock Appreciation
Right  shall  entitle  the  holder  to  receive,   upon
exercise thereof, more than the number of Common Shares
(or cash of equal value) with respect to which the right is granted.

           (c)  Each Stock Appreciation Right  will  be
exercisable  at the times and to the extent  set  forth
therein,  but  no  Stock  Appreciation  Right  may   be
exercisable earlier than six (6) months after the date it was granted or later than the earlier of (i) the term of the related option, if any, or (ii) fifteen
(15)  years  after it was granted Exercise of  a  Stock
Appreciation Right shall reduce the number of shares issuable under the Plan (and the related option, if any) by the number of shares with respect to which the right is exercised.

      8.  Stock  Awards.  Stock Awards will consist  of
Common  Shares  transferred  to  participants   for   a
consideration equal to the Fair Market Value per share,
at  a discount from Fair Market Value, or without other
payment   therefor   as  additional  compensation   for
services  rendered to the Company.  Stock Awards  shall
be   subject  to  such  terms  and  conditions  as  the
Committee  determines appropriate,  including,  without
limitation,   restrictions  on  the   sale   or   other
disposition of such shares and rights of the Company to
reacquire   such  shares  for  no  consideration   upon
termination  of  the  participant's  employment  within
specified  periods.   The  Committee  may  require  the
participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Shares covered by any Stock Award. The Committee may also require that the stock certificates evidencing such shares be held in custody until the restrictions thereon shall have lapsed. Subject to the restrictions set forth in any such Stock Award, the participant shall have, with respect to the Common Shares subject to a Stock Award, all of the rights of a holder of Common Shares of the Company, including the right to receive dividends and to vote the shares.

     9. Performance Shares.

           (a) Performance Shares may be awarded either
alone or in addition to other Awards granted under this
Plan  and shall consist of the right to receive  Common
Shares or cash of an equivalent value at the end  of  a
specified  Performance  Period.   The  Committee  shall
determine the participants to whom and the time or times at which Performance Shares shall be awarded, the number of performance Shares to be awarded to any person, the duration of the period (the "Performance
Period") during which, and the conditions under which, receipt of the Common Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in this Section 9. The Committee may condition the grant of Performance Shares upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine.

           (b)  Performance Shares awarded pursuant  to
this Section 9 shall be subject to the following terms and conditions:

               (i)  Unless otherwise determined by  the
Committee at the time of the grant a Performance  Share
Award, with respect to the Common Shares subject to a Performance Share Award, the participant shall not have any of the rights of a holder of Common Shares of the Company, including the right to receive dividends or to vote the shares.

               (ii)  Subject to the provisions  of  the
Performance   Share  Award  and  this  Plan,   at   the
expiration    of   the   Performance   Period,    share
certificates and/or cash of an equivalent value (as the Committee may determine) shall be delivered to the participant, or his or her legal representative, in a number equal to the vested shares covered by the Performance Share Award.

               (iii)    Subject   to   the   applicable
provisions  of  the Performance Share  Award  and  this
Plan,  upon  termination of a participant's  employment
with  the  Company for any reason during the  specified
Performance   Period,  the  participant's   Performance
Shares will vest or be forfeited in accordance with terms and conditions established by the Committee.

     10. Performance Units.

          (a) Performance Units may be awarded alone or
in addition to other Awards granted under this Plan and
shall  consist of the right to receive a  fixed  dollar
amount,  payable  in  cash  or  Common  Shares   or   a
combination of both.  The Committee shall determine the
participants  to whom and the time or  times  at  which
Performance  Units  shall be  awarded,  the  number  of
Performance  Units  to be awarded to  any  person,  the
duration of the period (the "Performance Cycle") during
which,  and the conditions under which, a participant's
right  to Performance Units will be vested, the ability
of participants to defer the receipt of payment of such
Performance  Units, and the other terms and  conditions
of the Award in addition to those  set forth in Section
10.   The  Committee  may  condition  the  vesting   of
Performance Units upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine.

          (b) The Performance Units awarded pursuant to this Section 10 shall be subject to the following terms and conditions:

               (i) At the expiration of the Performance
Cycle, the Committee shall determine the extent to which the performance goals have been achieved, and the percentage of the Performance Units of each participant that have vested.


               (ii)    Subject   to   the    applicable
provisions  of  the Performance Unit  Award   and  this
Plan, at the expiration of the Performance Cycle, cash and/or share certificates of an equivalent value (as the Committee may determine ) shall be delivered to the participant, or his or her legal representative, in payment of the vested Performance Units covered by the Performance Unit Award.

               (iii)    Subject   to   the   applicable
provisions of the Performance Unit Award and this Plan, upon termination of a participant's employment with the Company for any reason during the Performance Cycle for a given Performance Unit Award, the Performance Units in question will vest or be forfeited in accordance with the terms and conditions established by the Committee.

     11. Adjustment Provisions.

           (a)  If the Company shall at any time change
the   number  of  issued  Common  Shares  without   new
consideration  to  the  Company  (such  as   by   stock
dividend,      stock      split,      recapitalization,
reorganization,   exchange  of   shares,   liquidation,
combination or other change in corporate structure affecting the Common Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Common Shares, the total number of shares available for Awards under this Plan shall be appropriately adjusted and the number of shares covered by each outstanding Award and the reference price or Fair Market Value for each outstanding Award shall be adjusted to that the net value of such Award shall not be changed.

           (b)  In  the  case of any  sale  of  assets,
merger,  consolidation, combination or other  corporate
reorganization or restructuring of the Company with  or
into   another  corporation   which  results   in   the
outstanding  Common  Shares  being  converted  into  or
exchanged  for  different  securities,  cash  or  other
property,    or    any    combination    thereof    (an
"Acquisition"), subject to the provisions of this Plan and any limitation applicable to the Award:

                (i)  Any  participant to whom  a  Stock
Option has been granted shall have the right thereafter and during the term of the Stock Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Common Shares which might have been obtained upon exercise of the Stock Option or portion thereof, as the case may be, immediately prior to the Acquisition;

                (ii)  Any participant to whom  a  Stock
Appreciation Right has been granted shall have the right thereafter and during the term of such right to receive upon exercise thereof the difference on the exercise date between the aggregate Fair Market Value of the Acquisition Consideration receivable upon such acquisition by a holder of the number of Common Shares which are covered by such right and the aggregate reference price of such right; and

                  (iii)   Any   participant   to   whom
Performance Shares or Performance Units have been awarded shall have the right thereafter and during the term of the Award, upon fulfillment of the terms of the Award, to receive on the date or dates set forth in the Award, the Acquisition Consideration receivable upon the Acquisition by a holder of the number of Common
Shares which are covered by the Award.

      The term "Acquisition Consideration" shall mean the kind and amount of securities, cash or other property or any combination thereof receivable in respect of one Common Share upon consummation of an Acquisition.

           (c)  Notwithstanding any other provision  of
this Plan, the Committee may authorize the issuance, continuation or assumption of Awards or provide for other equitable adjustments after changes in the Common
Shares resulting from any other merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence upon such terms and conditions as it may deem equitable and appropriate.

           (d) In the event that another corporation or business entity is being acquired by the Company, and the Company assumes outstanding employee stock options and/or stock appreciation rights and/or the obligation to make future grants of options or rights to employees of the acquired entity, the aggregate number of Common
Shares available for Awards under this Plan shall be increased accordingly.

     12. Nontransferability.

           (a)  Each Award granted under the Plan to  a
participant shall not be transferable by him otherwise than by law or by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him. In the event of the death of a participant while the participant is rendering services to the Company, each Stock Option or Stock Appreciation
Right theretofore granted to him shall be exercisable during such period after his death as the Committee shall in its discretion set forth in such option or right at the date of grant (but not beyond the stated duration of the option or right) and then only:

                (i) By the executor or administrator of
the  estate of the deceased  participant or the  person
or  persons  to whom the deceased participant's  rights
under  the  Stock  Option or Stock  Appreciation  Right
shall  pass  by  will  or  the  laws  of  descent   and
distribution; and

                (ii)  To  the extent that the  deceased
participant was entitled to do so at the date of his death.

           (b)  Notwithstanding Section 12(a),  in  the
discretion of the Committee, Awards granted hereunder may be transferred to members of the participant's immediate family (which for purposes of this Plan shall be limited to the participant's children, grandchildren and spouse), or to one or more trusts for the benefit of such family members or partnerships in which such family members and/or trusts are the only partners, but only if the Award expressly so provides.

      13.  Other Provisions. Awards under the Plan  may
also  be  subject to such other provisions (whether  or
not  applicable to any other Awards under the Plan)  as
the Committee determines appropriate, including without
limitation, provisions for the installment exercise  of
Stock  Appreciation Rights, provisions  to  assist  the
participant  in  financing the  acquisition  of  Common
Shares,   provisions   for  the   forfeiture   of,   or
restrictions on resale or other disposition  of  Shares
acquired  under any form of Award, provisions  for  the
acceleration of exercisability or vesting of Awards  in
the  event  of  a  change of control  of  the  Company,
provisions  for the payment of the value of  Awards  to
participants in the event of a change of control of the
Company,   provisions  for  the   forfeiture   of,   or
provisions  to comply with federal and state securities
laws,  or  understandings  or  conditions  as  to   the
participant's   employment   in   addition   to   those
specifically provided for under the Plan.

      14. Fair Market Value.  For purposes of this Plan
and  any  Awards  hereunder, the Fair Market  Value  of
Common Shares shall be the mean between the highest and
lowest  sale prices for the Company's Common Shares  as
reported  on the Nasdaq National Market (or such  other
consolidated transaction reporting system on which such
Common  Shares  are primarily traded) on  the  date  of
calculation (or on the next preceding trading  date  if
Common   Shares  were  not  traded  on  the   date   of
calculation), provided, however, that if the  Company's
Common Shares are not at any time readily tradable on a national securities exchange or other market system, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Shares of the Company.

      15.   Withholding.  All payments or distributions
made  pursuant to the Plan shall be net of any  amounts
required to be withheld pursuant to applicable federal,
state   and   local   income  and/or   employment   tax
withholding  requirements.  If the Company proposes  or
is required to distribute Common Shares pursuant to the
Plan,  it may require the recipient to remit to  it  an
amount  sufficient  to  satisfy  such  tax  withholding
requirements  prior to the delivery of any certificates
for  such  Common Shares.  The Committee  may,  in  its
discretion  and subject to such rules as it may  adopt,
permit an optionee or award or right holder to pay  all
or   a   portion  of  the  federal,  state  and   local
withholding taxes arising in connection with (a) the exercise of a Nonqualified Stock Option or a Stock
Appreciation Right, (b) the receipt or vesting of stock
Awards, or (c) the receipt of Common Shares upon the expiration of the Performance Period or the Performance
Cycle,  respectively, with respect to  any  Performance
Shares or Performance Units, by electing to have the Company withhold Common Shares having a Fair Market
Value equal to the amount of taxes required to be withheld.

      16. Tenure. A participant's right, if any, to continue to serve the Company as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his designation as participant under the Plan, nor shall this Plan in any way interfere with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the participant from the rate in existence at the time of the grant of an Award.

     17. Duration, Amendment and Termination. No Award shall be granted after December 31, 2008; provided, however, that the terms and conditions applicable to any Award granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant, under this Plan or under any other present or future plan of the Company, Awards may be granted to such participant in substitution and exchange for, and in cancellation of, any Awards previously granted such participant under this Plan, or any other present or future plan of the Company. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time, subject to any required by applicable law, rule or regulation.

     18. Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of California
(regardless of the law that might otherwise govern under applicable California principles of conflict of laws).

     19. Approval. The Plan was adopted by the Board of Directors and the shareholders of the Company on August 28, 1998.